WAIVER, CONSENT AND SECURITIES MODIFICATION AGREEMENT

This Waiver, Consent and Securities Modification Agreement (this “Agreement”) is made and entered into as of October 22, 2009 (the “Effective Date”), by and among the undersigned investors who hold Debentures and Warrants (as defined in the Recitals below) that were issued in the Prior Financing (as defined in the Recitals below) (each, an “Investor”, collectively, the “Investors”), and Sionix Corporation, a Nevada corporation (the “Company”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Debentures.

RECITALS

A.           WHEREAS, on July 29, 2008, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with the Investors for the sale and issuance of 12% Convertible Debentures (the “Debentures”) in an aggregate principal amount of $1,000,000 along with five-year warrants (the “Warrants”) to purchase an aggregate 1,000,000 shares of the Company’s common stock (the “Prior Financing”);

B.           WHEREAS, the Company is contemplating a new offering involving the issuance of convertible debt securities, at one or more closings, in an aggregate principal amount up to  $1,000,000 together with common stock purchase warrants (the “New Financing”);

C.           WHEREAS, as long as any portion of the Debentures remains outstanding, the Debentures prohibit the Company from incurring any indebtedness for borrowed money unless the holder(s) of at least 60% of the principal amount of the Debentures then outstanding provide prior written consent;

D.           WHEREAS, Section 9(j) of the Debentures provides that provisions of the Debentures may be amended or waived with the written consent of the holder(s) of at least 60% of the outstanding principal amount of the Debentures; and

E.           WHEREAS, Section 5(l) of the Warrants provides that provisions of the Warrants may be amended or waived with the written consent of the holder(s) of at least 60% of the warrant shares issuable upon exercise of all outstanding Warrants.

NOW, THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:

AGREEMENT

1.    Amendments to Debentures:

a.	Maturity Date. The definition of “Maturity Date” in the preamble of Debentures is hereby amended to mean April 29, 2010.

b.
Conversion Price.  Section 4(b) of the Debentures is hereby amended to read in its entirety as follows:  “The conversion price in effect on any Conversion Date shall be equal to $0.15, subject to adjustment herein (the “Conversion Price”).”

c.
Conversion In Event of Default.  Section 8(b)(ii) of the Debentures is hereby amended to read in its entirety as follows:  “Notwithstanding the foregoing, if any Event of Default occurs the Holder shall have the right to convert all or a portion of such principal of and accrued interest on the Debenture into shares of Common Stock pursuant to the terms set forth in Section 4(a) above (and to receive cash on the principal amount Holder elects not to convert).”

d.
New Principal Amount.  As of the Effective Date, the principal amount of each Debenture shall be increased to equal the New Principal Amount set forth in Column I opposite each Investor’s name on Schedule A attached hereto.  The “New Principal Amount” as to each Debenture shall mean the sum of the original principal amount of such Debenture plus all interest accrued thereon through the Effective Date.

2.    Waiver of Events of Default.  The Investors hereby waive any and all Events of Default that occurred or may have occurred prior to the Effective Date.

3.    Consents.  Pursuant to Section 7 of the Debentures, the Investors hereby consent to:

a.	the Company’s indebtedness resulting from the New Financing, which would otherwise be prohibited pursuant to Section 7(a) of the Debentures;

b.
the Company repaying, prior to repayment of all outstanding principal and interest of the Debentures, up to $250,000 of the Steel Pier Note out of the proceeds of the New Financing, which would otherwise be prohibited pursuant to Section 7(e) of the Debentures; provided, however, that such repayment of the Steel Pier Note may occur only if the New Financing is in an amount of at least $500,000.

4.    Issuance of Corrected Warrants, Additional Cashless Warrants and New Warrants to Investors.

(a)           Upon execution of this Agreement, the Investors shall return to the Company for cancellation the original Warrants currently held by the Investors, which were issued bearing an incorrect number of Warrant shares, and in lieu of such incorrect Warrants the Company shall issue to each Investor a corrected Warrant, in the same form as the original Warrants and bearing an original issue date of July 29, 2008, for the number of shares of common stock, after giving effect to the anti-dilution adjustment required by Section 3(b) of the Warrants, set forth opposite each Investor’s name in Column II on Schedule A attached hereto (the “Corrected Warrants”).  The Corrected Warrants shall be exercisable until July 29, 2013 and shall have an exercise price of $0.15 per share, which is the adjusted exercise price required as a result of Section 3(b) of the Warrants.

(b)           In addition to the Corrected Warrants, the Company shall issue to each Investor:

(i)             a warrant, bearing an issue date of October 22, 2009, to purchase the number of shares of common stock set forth opposite such Investor’s name in Column III on Schedule A attached hereto (the “Additional Cashless Warrants”).  The Additional Cashless Warrants shall be exercisable until July 29, 2013, shall have an exercise price of $0.15 per share, subject to adjustment for stock splits and dividends, and shall be exercisable for cash or on a cashless basis in the manner provided in the original Warrants; and

(ii)             a warrant to purchase the number of shares of common stock set forth opposite such Investor’s name in Column IV on Schedule A attached hereto (the “New Warrants”).  The New Warrants shall be exercisable for cash only, shall have a five year term from the Effective Date and an exercise price of $0.15 per share, subject to adjustment for stock splits and dividends.

(c)           The Investors understand and agree that the Corrected Warrants, the Additional Cashless Warrants and the New Warrants shall not be exercisable until the Company has increased its authorized common stock to a number sufficient to allow their full exercise.

5. Application of Agreement to All Debentures and Warrants.  The amendments, waivers and consents provided herein shall apply to all of the Debentures and Warrants so long as the holder(s) of at least 60% of the outstanding principal amount of the Debentures and shares underlying the Warrants outstanding on the Effective Date shall execute this Agreement.

6. Full Force and Effect.  The parties hereto acknowledge and agree that, except as expressly provided herein, the provisions of the Debentures and the Warrants shall remain unmodified and in full force and effect

7. Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile signature or email delivery of a “PDF”, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

8. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, heirs and assigns of the parties hereto.

9. Governing Law; Venue.  This Agreement shall be governed by the laws of the State of New York.  Any legal action under this Agreement shall be brought in the state or federal courts located in the City of New York, New York.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed this Waiver, Consent and Securities Modification Agreement as of the Effective Date.

INVESTORS:

	$750,000	75%
Brogan Bernard	Principal of Debenture as of the Effective Date	Percentage as of the Effective Date

	$250,000	25%
Richard Lissenden	Principal of Debenture as of the Effective Date	Percentage as of the Effective Date

COMPANY:

Sionix Corporation

______________________________
By: Rodney Anderson
Its: Chief Executive Officer

SCHEDULE A

	Column I	Column II	Column III	Column IV

Investor Name	New Principal Amount	Corrected Original Warrant with Anti- Dilution Adjustment	Additional Cashless Warrant	New Warrants

Bernard Brogan	$865,937.50	1,500,000	1,000,000	2,500,000

Richard Lissenden	$288,645.83	500,000	333,333	833,333